Exhibit 99.3
LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES

XM SATELLITE RADIO INC.
and
XM SATELLITE RADIO HOLDINGS INC.

Offer To Exchange XM Satellite Radio Inc.’s
14% Senior Secured Discount Notes due 2009,
Warrants to purchase XM Satellite Radio Holdings Inc.’s Class A common stock and cash
For Any and All of XM Satellite Radio Inc.’s
14% Senior Secured Notes due 2010
(CUSIP NO. 98375YAC0)
Pursuant to the Offering Circular Dated December 24, 2002

The Exchange Offer and Consent Solicitation will expire at 12:00 Midnight, New York City time, on January 23, 2003, unless the Exchange Offer and Consent Solicitation is extended. If you desire to tender your notes in the Exchange Offer and Consent Solicitation, you must consent to the proposed amendments to the indenture under which the notes were issued. You may not deliver consents without tendering the related notes.

December 24, 2002

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

XM Satellite Radio Inc., a Delaware corporation (the “Company”), is offering to exchange (the “Exchange Offer”), on the terms and subject to the conditions set forth in the Offering Circular and Solicitation of Consents dated December 24, 2002 (as it may be supplemented or amended from time to time, the “Offering Circular”) and the related Consent and Letter of Transmittal (as it may be supplemented or amended from time to time, the “Consent and Letter of Transmittal”), (a) its newly issued 14% Senior Secured Discount Notes Due 2009 (the “New Notes”), (b) warrants (the “New Warrants”) to purchase Class A common stock of XM Satellite Radio Holdings Inc., a Delaware corporation and the corporate parent of the Company (“Holdings”), and (c) cash (the “Cash Consideration”), for any and all of the Company's outstanding 14% Senior Secured Notes Due 2010 (the “Existing Notes”). Enclosed for your consideration are copies of the Offering Circular and Consent and Letter of Transmittal. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Offering Circular.

In conjunction with the Exchange Offer, the Company is also hereby soliciting consents (the “Solicitation”) from holders of the Existing Notes (each, a “Holder” and, collectively, the “Holders”) to proposed amendments described in the Offering Circular (the “Proposed Amendments”) to the Indenture dated as of March 15, 2000, between the Company and The Bank of New York (as successor to the United States Trust Company of New York), as trustee (the “Indenture”). The Proposed Amendments would eliminate or amend substantially all of the restrictive covenants in the Indenture. The Proposed Amendments would permit the Company to, among other things, incur indebtedness, pay dividends on or repurchase its common stock, enter into asset sales and enter into mergers and sales of all or substantially all of its assets.

If you elect to participate in the Exchange Offer, you will receive, for each $1,000 principal amount of Existing Notes tendered, (a) $1,459 principal amount at maturity ($1,000 accreted value as of March 15, 2003) of New Notes, (b) a New Warrant to purchase 85 shares of Class A common stock of Holdings at $3.18 per share, and (c) Cash Consideration in the amount of $70.00. Participation in the Exchange Offer may only be in Existing Note denominations of $1,000 and integral multiples thereof.

No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent, or the Information Agent for purposes of the Exchange Offer. For all purposes noted in all materials related to the Exchange Offer, the term “solicit” shall be deemed to mean no more than “processing Existing Notes exchanged” or “forwarding to customers materials relating to the Exchange Offer.”

The Company will also, upon request, reimburse financial intermediaries for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Exchange Offer to their customers.

For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.	The Offering Circular.

2.
A Consent and Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding.

3.
A printed form of letter which may be sent to your clients for whose accounts you hold Existing Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

DTC participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.
WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS. AGAIN, PLEASE NOTE THAT THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 23, 2003, UNLESS THE EXCHANGE OFFER AND CONSENT SOLICITATION IS EXTENDED.

Any inquiries you may have with respect to the Exchange Offer should be addressed to D.F. King & Co., Inc., the Information Agent at (800) 714-3306 (toll-free). Additional copies of the enclosed materials may also be obtained from the Information Agent.

Very truly yours,

Joseph J. Euteneuer

Executive Vice President
    and Chief Financial Officer
XM Satellite Radio Inc.
(202) 380-4000

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

IMPORTANT:  The Consent and Letter of Transmittal (or a facsimile thereof), together with Existing Notes and all other required documents must be received by the Exchange Agent on or prior to January 23, 2003 in order for Holders to participate in the Exchange Offer.

2